Exhibit 4.2

WSFS FINANCIAL CORPORATION,

AS ISSUER

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

AS TRUSTEE

INDENTURE

DATED AS OF [________________, _______]

SUBORDINATED DEBT SECURITIES

CROSS-REFERENCE TABLE

Reconciliation and tie between the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Indenture dated as of [_________________].

SECTION OF TRUST INDENTURE ACT	SECTION OF INDENTURE
310(a)(1) and (2)	7.09
310(a)(3) and (4)	Not applicable
310(a)(5)	7.09
310(b)	7.08 and 7.10
310(c)	Not applicable
311(a) and (b)	7.13
311(c)	Not applicable
312(a)	5.01 and 5.02(a)
312(b) and (c)	5.02(b)
313(a)	5.04(a)
313(b)(1)	Not applicable
313(b)(2)	5.04(b)
313(c)	5.04(b)
313(d)	5.04(c)
314(a)	5.03
314(b)	Not applicable
314(c)(1) and (2)	14.04(i)
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	15.05
314(f)	Not applicable
315(a), (c) and (d)	7.01
315(b)	7.14
315(e)	6.14
316(a)(1)	6.12
316(a)(2)	Omitted
316(a) last sentence	8.04
316(b)	6.08
316(c)	8.06
317(a)	6.03 and 6.04
317(b)	4.03(a)
318(a)	15.07

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the Trust Indenture Act, which provides that the provisions of Sections 310 to and including Section 317 of the TIA are a part of and govern every qualified indenture, whether or not physically contained therein.

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ii

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THIS INDENTURE, dated as of [_________________] between WSFS Financial Corporation, a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. Bank Trust Company, National Association, as trustee (the “Trustee,” which term shall include any successor trustee appointed pursuant to Article 7 of this Indenture).

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes securities (the “Securities”) evidencing its indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed, and the execution of this Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Indenture;

NOW, THEREFORE:

In order to declare the terms and conditions upon which the Securities are authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Securities by the holders thereof and of the sum of One Dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Securities, as follows:

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ARTICLE 1
DEFINITIONS

SECTION 1.01. Definitions.

The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any supplemental indenture shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the Trust Indenture Act or in the Securities Act of 1933, as amended, as applicable, in each case as in force at the date of this Indenture as originally executed. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with United States generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Additional Amounts” shall mean any additional amounts to be paid by the Company in respect of Securities of a series, as may be specified pursuant to Section 2.03(b) hereof and in such Security and under the circumstances specified therein, in respect of specified taxes, assessments or other governmental charges imposed on certain holders who are United States Aliens.

“Authorized Newspaper” shall mean a newspaper (which, in the case of the United Kingdom, will, if practicable, be the Financial Times (London Edition) and, in the case of Luxembourg, will, if practicable, be the Luxemburger Wort) of general circulation in the place of publication, published in an official language of the country of publication and customarily published at least once a day for at least five days in each calendar week. Whenever successive weekly publications in an Authorized Newspaper are authorized or required hereunder, they may be made (unless otherwise provided herein) on the same or different days of the week and in the same or different Authorized Newspapers.

“Authorized Officer” shall have the meaning set forth in Section 3.02 hereof.

“Bearer Security” shall mean any Security established pursuant to Section 2.01 and Section 2.03 hereof which is payable to the bearer (including, without limitation, any Security in temporary or permanent global bearer form) and title to which passes by delivery only, but does not include any coupons.

“Board of Directors” or “Board” shall mean the Board of Directors of the Company or any duly authorized committee of such Board.

“Board Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or by a committee acting under authority of or appointment by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” shall mean, with respect to any Securities, a day that in the city (or in any one of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to be closed.

“Capital Stock” shall mean, as to shares of a particular corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

“Commission” shall mean the U.S. Securities and Exchange Commission or any successor agency.

“Company” shall mean the person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

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“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by its Chief Executive Officer, President, Chief Financial Officer, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and delivered to the Trustee.

“Corporate Trust Office” shall mean the designated office of the Trustee at which, at any particular time, its corporate trust business relating to this Indenture shall be administered, which office at the date hereof is located at (i) for purposes of surrender, registration of transfer or exchange or for presentation for payment or repurchase: 111 Fillmore Avenue, St. Paul, MN 55107, Attention: Global Corporate Trust Services – WSFS Financial, and (ii) for all other purposes: 1735 Market Street, 43rd Floor, Philadelphia, PA 19103, Attn: U.S. Bank Global Corporate Trust Services, WSFS Financial Corporation Administrator, or such other address as the Trustee may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Company).

“coupon” shall mean any interest coupon appertaining to a Bearer Security.

“Default” or “default” shall have the meaning specified in Article 6.

“Dollar” or “$” shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Event of Default” shall have the meaning specified in Article 6.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Date” shall have the meaning set forth in Section 2.08.

“holder,” “holder of Securities,” “securityholder” or other similar term shall mean (a) in the case of any Registered Security, the person in whose name such Security is registered in the Security Register kept by the Company for that purpose, in accordance with the terms hereof, and (b) in the case of any Bearer Security, the bearer thereof, and as used with respect to any coupon appertaining to any Bearer Security, the term “holder” shall mean the bearer thereof.

“Indenture” shall mean this instrument as originally executed and delivered or as it may from time to time be supplemented or amended by one or more supplemental indentures entered into pursuant to the applicable provisions hereof, including, without limitation, the forms and terms of particular series of Securities established as contemplated by Article 2.

“Material Subsidiary” means Wilmington Savings Fund Society, Federal Savings Bank, or any successor thereof or any Subsidiary of the Company that is a depository institution and that has consolidated assets equal to 80% or more of the Company’s consolidated assets.“Officer’s Certificate” shall mean a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Trustee, or who may be other counsel reasonably satisfactory to the Trustee.

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“Original Issue Discount Securities” shall mean any Securities that are initially sold at a discount from the principal amount thereof and that provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

“Outstanding” or “outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 8.01 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated and held in trust by the Company (if the Company shall act as its own paying agent) for the holders of such Securities and any coupons appertaining thereto; provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article 3, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities that have been defeased pursuant to Section 14.02 hereof; and

(d) Securities that have been paid, mutilated, destroyed, lost or stolen and replaced pursuant to Section 2.09, or Securities in exchange for, in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide holders in due course.

“Periodic Offering” shall mean an offering of Securities of a series, from time to time, the specific terms of which (including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the maturity date or dates thereof and the redemption provisions, if any, with respect thereto) are to be determined by the Company upon the issuance of such Securities.

“Person” or “person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest on the Securities of that series are payable as specified as contemplated by Section 2.03(b).

“Possessions,” when used with respect to the United States, shall include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands.

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“record date” as used with respect to any interest payment date shall have the meaning specified in Section 2.05.

“Registered Security” shall mean any Security established pursuant to Section 2.01 and Section 2.03(b) that is registered on the Security Register of the Company.

“Responsible Officer,” when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any Vice President, Assistant Vice President, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” shall have the meaning set forth in the preamble of this Indenture.

“Securities Act” shall mean the Securities Act of 1933.

“Security Register” and “Security Registrar” shall have the respective meanings set forth in Section 2.07(a) hereof.

“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date: (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, Securities or other similar instruments, (iii) all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments, (iv) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (v) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (vi) all indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others), (vii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as capitalized leases under generally accepted accounting principles, (viii) purchase money and similar obligations, and (ix) any renewals, extensions, refundings or replacements of any of the foregoing.

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“Subsidiary” shall mean, in respect of any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

“Trust Indenture Act,” except as otherwise provided in this Indenture, shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed.

“Trustee” shall mean the person identified as “Trustee” in the first paragraph hereof until the acceptance of appointment of a successor trustee pursuant to the provisions of Article 7, and thereafter shall mean such successor trustee.

“United States Alien” shall mean any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership to the extent that one or more of its members is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

“U.S. Depositary” shall mean, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more permanent global Securities, the person designated as U.S. Depositary by the Company pursuant to Section 2.03(b), which must be a clearing agency registered under the Exchange Act, until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Depositary” shall mean or include each person who is then a U.S. Depositary hereunder, and if at any time there is more than one such person, “U.S. Depositary” as used with respect to the Securities of any series shall mean the U.S. Depositary with respect to the Securities of such series.

“Vice President” when used with respect to the Company or the Trustee shall mean any vice president, whether or not designated by a number or word or words added before or after the title “vice president,” including any Executive Vice President or Senior Vice President.

ARTICLE 2
ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.01. Amount Unlimited; Issuable in Series.

Upon the execution of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount and containing terms and conditions from time to time authorized by or pursuant to a Board Resolution, or in a supplemental indenture, as set forth in Section 2.03, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery the Securities to or upon Company Order, without any further action by the Company but subject to the provisions of Section 2.03, or in a supplemental indenture, as set forth in Section 2.03.

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The Securities may be issued in one or more series. The aggregate principal amount of Securities of all series that may be authenticated, delivered and outstanding under this Indenture is not limited hereunder. The Securities of a particular series may be issued up to the aggregate principal amount of Securities for such series from time to time authorized by or pursuant to a Board Resolution.

SECTION 2.02. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. Bank Trust Company, National Association
as Trustee

By:
Authorized Signatory

SECTION 2.03. Form of Securities Generally; Establishment of Terms of Series.

(a) The Registered Securities, if any, of each series, the Bearer Securities, if any, of each series and related coupons, if any, the temporary global Securities of each series, if any, and the permanent global Securities of each series, if any, shall be in the forms established from time to time in or pursuant to one or more Board Resolutions (and, to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officer’s Certificate (to which shall be attached true and correct copies of the relevant Board Resolution(s)) detailing such establishment) or established in a supplemental indenture.

The Securities may be issued in typewritten, printed or engraved form with such letters, numbers or other marks of identification or designation (including “CUSIP” numbers, if then generally in use) and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage. Unless otherwise specified as contemplated hereinafter, Securities in bearer form shall have interest coupons attached.

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(b) At or prior to the initial issuance of Securities of any series, the particular terms of Securities of such series shall be established in or pursuant to one or more Board Resolutions (and to the extent established pursuant to rather than set forth in one or more Board Resolutions, in an Officer’s Certificate (to which shall be attached true and correct copies of the relevant Board Resolution(s)) detailing such establishment) or established in a supplemental indenture, including the following:

(1) the designation of the particular series (which shall distinguish such series from all other series);

(2) the price or prices (which may be expressed as a percentage of the aggregate principal amount of the Securities being issued) at which the Securities of the series will be issued;

(3) the aggregate principal amount of such series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to this Indenture and except for any Securities which, pursuant to Section 2.06, are deemed never to have been authenticated and delivered hereunder);

(4) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, whether any Securities of the series are to be issuable initially in temporary global form with or without coupons and, if so, the name of the U.S. Depositary with respect to any such temporary global Security, and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.07 and the name of the U.S. Depositary with respect to any such permanent global Security;

(5) the date as of which any Bearer Securities of such series and any temporary Security in global form representing Outstanding Securities of such series shall be dated, if other than the date of original issuance of the first Securities of the series to be issued;

(6) the person to whom any interest on any Registered Security of the series shall be payable, if other than the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, the extent to which, or the manner in which, any interest payable on a temporary global Security on an interest payment date will be paid if other than in the manner provided in Section 2.05 and the extent to which, or the manner in which, any interest payable on a permanent global Security on an interest payment date will be paid;

(7) the date or dates on which the principal of the Securities of such series is payable;

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(8) the rate or rates, and if applicable the method used to determine the rate, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable on any Registered Securities on any interest payment date;

(9) the place or places at which, subject to the provisions of Section 4.02, the principal of (and premium, if any, on) and any interest on Securities of such series shall be payable, any Registered Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(10) the obligation, if any, of the Company to redeem or purchase Securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be so redeemed or purchased, in whole or in part;

(11) if other than minimum denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of such series shall be issuable, and the denomination or denominations in which any Bearer Securities of the series shall be issuable, if other than the minimum denomination of $5,000;

(12) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon declaration of acceleration of the maturity thereof;

(13) the currency, currencies or currency units in which payment of the principal of (and premium, if any, on) and any interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01;

(14) if the principal of (and premium, if any, on) or any interest on the Securities of the series is to be payable, at the election of the Company or a holder thereof, in one or more currencies or currency units, other than that or those in which the Securities are stated to be payable, the currency or currencies in which payment of the principal of (and premium, if any, on) and any interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(15) if the amount of payments of principal of (and premium, if any, on) or any interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(16) whether the Securities will be issued in book-entry only form;

(17) any interest rate calculation agents, exchange rate calculation agents or other agents with respect to Securities of such series;

(18) if either or both of Section 14.02 and Section 14.03 do not apply to the Securities of the series;

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(19) whether and under what circumstances the Company will pay Additional Amounts in respect of any series of Securities and whether the Company has the option to redeem such Securities rather than pay such Additional Amounts;

(20) any provisions relating to the extension of maturity of, or the renewal of, Securities of such series, or the conversion of Securities of such series into other securities of the Company;

(21) any provisions relating to the purchase or redemption of all or any portion of a tranche or series of Securities, including the period of notice required to redeem those Securities;

(22) the terms and conditions, if any, pursuant to which the Securities of the series are secured;

(23) the subordination terms of the Securities of the series; and

(24) any other terms of the Securities or provisions relating to the payment of principal of, premium (if any), or interest thereon, including, but not limited to, whether such Securities are issuable at a discount or premium, as amortizable Securities, and if payable in, convertible or exchangeable for commodities or for the securities of the Company.

All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the Board Resolution or Officer’s Certificate referred to above or as set forth in a supplemental indenture, and, unless otherwise provided, the authorized principal amount of any series may be increased to provide for issuances of additional Securities of such series. If so provided by or pursuant to the Board Resolution or Officer’s Certificate or supplemental indenture referred to above, the terms of such Securities to be issued from time to time may be determined as set forth in such Board Resolution, Officer’s Certificate or supplemental indenture, as the case may be. All Securities of any one series shall be substantially identical except as to denomination, interest rate, maturity and other similar terms and except as may be provided otherwise by or pursuant to such Board Resolution, Officer’s Certificate or supplemental indenture.

SECTION 2.04. Securities in Global Form.

If Securities of a series are issuable in global form, as specified as contemplated by Section 2.03(b), then, notwithstanding clause (11) of Section 2.03(b) and the provisions of Section 2.05, any such Security in global form shall represent such of the Securities of such series Outstanding as shall be specified therein, and any such Security in global form may provide that it shall represent the aggregate amount of Securities Outstanding from time to time endorsed thereon and that the aggregate amount of Securities Outstanding represented thereby may from time to time be reduced to reflect any exchanges of beneficial interests in such Security in global form for Securities of such series as contemplated herein. Any endorsement of a Security in global form to reflect the amount, or any decrease in the amount, of Securities Outstanding represented thereby shall be made by the Trustee or the Security Registrar in such manner and upon instructions given by such person or persons as shall be specified in such Security in global form or in the Company Order to be delivered to the Trustee pursuant to Section 2.06 or Section 2.08. Subject to the provisions of Section 2.06 and, if applicable, Section 2.08, the Trustee or the Security Registrar shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the person or persons specified in such Security in global form or in the applicable Company Order. If a Company Order pursuant to Section 2.06 or Section 2.08 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel.

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The provisions of the last sentence of Section 2.06 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by the Company and the Company delivers to the Trustee or the Security Registrar the Security in global form together with written instructions (which need not be represented by a Company Order and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 2.06.

Notwithstanding the provisions of Section 2.05, unless otherwise specified as contemplated by Section 2.03(b), payment of principal of and any premium and interest on any Security in permanent global form shall be made to the persons or persons specified therein.

SECTION 2.05. Denominations; Record Date; Payment of Interest.

(a) Unless otherwise provided as contemplated by Section 2.03(b) with respect to any series of Securities, any Registered Securities of a series shall be issuable without coupons in minimum denominations of $1,000 and any Bearer Securities of a series shall be issuable, with interest coupons attached, in the minimum denomination of $5,000.

(b) The term “record date” as used with respect to an interest payment date for any series of a Registered Security shall mean such day or days as shall be specified as contemplated by Section 2.03(b); provided, that in the absence of any such provisions with respect to any series, such term shall mean (1) the last day of the calendar month next preceding such interest payment date if such interest payment date is the 15th day of a calendar month; or (2) the 15th day of a calendar month next preceding such interest payment date if such interest payment date is the first day of the calendar month.

Unless otherwise provided as contemplated by Section 2.03 with respect to any series of Securities, the person in whose name any Registered Security is registered at the close of business on the record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any registration of transfer or exchange thereof subsequent to such record date prior to such interest payment date; provided, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Securities are registered on a subsequent record date established by notice given to the extent and in the manner set forth in Section 15.04 by or on behalf of the Company to the holders of Securities of the series in default not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest, or in any other lawful manner acceptable to the Trustee.

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(c) Unless otherwise specified by Board Resolution or Company Order for a particular series of Securities, the principal of, redemption premium, if any, on and interest, if any, on the Securities of any series shall be payable at the office or agency of the Company maintained pursuant to Section 4.02 in a Place of Payment for such series, in the coin or currency of the United States of America that at the time is legal tender for public and private debt; provided, that, at the option of the Company, payment of interest with respect to a Registered Security may be paid by check mailed to the holders of the Registered Securities entitled thereto at their last addresses as they appear on the Security Register or wired if held in book-entry form at the U.S. Depositary.

SECTION 2.06. Execution, Authentication, Delivery and Dating of Securities

The Securities shall be signed on behalf of the Company by its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. Such signatures may be the manual or facsimile signatures of such then current officers.

Coupons shall bear the facsimile signature of the Secretary or one of the Assistant Secretaries of the Company or such other officer of the Company as may be specified pursuant to Section 2.03(b). Any Security or coupon may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer. Securities and coupons bearing the manual or facsimile signatures of individuals who were, at the actual date of the execution of such Security or coupon, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities, or the delivery of such coupons, as the case may be, or did not hold such offices at the date of such Securities.

The Trustee may conclusively rely on the documents delivered pursuant to this Section (unless revoked by superseding comparable documents) and Section 2.03 hereof as to the authorization of the Board of Directors of any Securities delivered hereunder, and the form and terms thereof, and as to the authority of the instructing authorized officers referred to in this Section so to act.

The Trustee shall at any time, and from time to time, authenticate Securities for original issue in an unlimited aggregate principal amount upon receipt by the Trustee of a Company Order; provided, that with respect to Securities of a series subject to a Periodic Offering, (a) such Company Order may be delivered to the Trustee prior to the delivery to the Trustee of such Securities for authentication and delivery, (b) the Trustee shall authenticate and deliver Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Company Order or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Company Order, (c) the maturity date or dates, original issue date or dates, interest rate or rates and any other terms of Securities of such series shall be determined by Company Order or pursuant to such procedures, and (d) if provided for in such procedures, such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Except as permitted by Section 2.09, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled.

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Prior to the issuance of a Security of any new series and any related coupons, and the authentication thereof by the Trustee, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on:

(a) The Board Resolution or Officer’s Certificate or supplemental indenture establishing the terms and the form of the Securities of that series pursuant to Section 2.01 and Section 2.03;

(b) An Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with; and

(c) An Opinion of Counsel stating that the form and terms of such Securities and coupons, if any, have been established in conformity with the provisions of this Indenture; provided, that no Opinion of Counsel shall be required in connection with the authentication of the initial series of Securities issued under this Indenture.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, and shall only be entitled to receive, as to the authorization by the Company of any of such Securities, the form and terms thereof, any coupons and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to this Section in connection with the first authentication of Securities of such series unless and until such Opinion of Counsel or other documents have been superseded or revoked. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such Securities do not violate any rules, regulations or orders of any governmental agency or commission having jurisdiction over the Company.

Each Registered Security shall be dated the date of its authentication except as otherwise provided by Board Resolution or Officer’s Certificate or supplemental indenture; and each Bearer Security shall be dated as of the date of original issuance of the first Security of such series to be issued unless otherwise specified pursuant to Section 2.03 hereof.

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The aggregate principal amount of Securities of any series outstanding at any time may not exceed any limit upon the maximum principal amount for such series set forth in or pursuant to the Board Resolution or Officer’s Certificate or supplemental indenture delivered pursuant to Section 2.03, except as provided in Section 2.08.

No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.10 together with a written statement stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.07. Exchange and Registration of Transfer of Securities.

(a) The Company shall keep, at an office or agency to be designated and maintained by the Company in accordance with Section 4.02 (as such, a “Security Registrar”), registry books (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Registered Securities and shall register the transfer of Registered Securities of each such series as provided in this Article 2. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Registered Security of a particular series at such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, the Company shall execute and register and the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Registered Security or Registered Securities of such series of any authorized denominations and for an equal aggregate principal amount and tenor.

(b) At the option of the holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of any authorized denominations and of an equal aggregate principal amount and tenor. Registered Securities to be exchanged shall be surrendered at any such office or agency maintained pursuant to Section 4.02 for such purpose in a Place of Payment, and the Company shall execute and register and the Trustee shall authenticate and make available for delivery in exchange therefor the Security or Securities that the securityholder making the exchange shall be entitled to receive. Registered Securities, including Registered Securities received in exchange for Bearer Securities, may not be exchanged for Bearer Securities, unless the Company otherwise expressly provides for the issuance, upon such terms and conditions as may be provided with respect to such series, by the Company of Registered Securities of a series that may be exchanged, at the option of the securityholder upon such conditions and limitations as may be specified by the Company, for Bearer Securities of such series.

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At the option of the holder, Bearer Securities of any series may be exchanged for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons (except as provided below) and with all matured coupons in default appertaining thereto. If the holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security and/or indemnity as they may require to save each of them and any paying agent harmless. If thereafter the holder of such Securities shall surrender to any paying agent any such missing coupon in respect of which such a payment shall have been made, such holder shall be entitled to receive the amount of such payment; provided, that, except as otherwise provided in Section 4.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States and its Possessions. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as set forth in Section 2.05, such Bearer Security shall be surrendered without the coupon relating to such interest payment date or proposed date for payment, as the case may be, and interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of such coupon when due in accordance with the provisions of this Indenture.

Whenever any Securities are so surrendered for exchange, the Company shall execute and register, and the Trustee shall authenticate and make available for delivery, the Securities which the holder making the exchange is entitled to receive.

(c) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

All Registered Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to the terms of this Indenture not involving any transfer.

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The Company shall not be required (1) to exchange or register the transfer of Securities of any series to be redeemed for a period of 15 days next preceding any selection of such Securities to be redeemed, (2) to exchange or register the transfer of any Registered Security so selected, called or being called for redemption, except in the case of any such series to be redeemed in part the portion thereof not to be so redeemed, or (3) to exchange any Bearer Security so selected for redemption except that such a Bearer Security may be exchanged for a Registered Security of that series and of like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

(d) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 2.03(b), any permanent global Security shall be exchangeable pursuant to this Section only as provided in this paragraph. If the beneficial owners of interests in a permanent global Security are entitled to exchange such interests for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 2.03(b), then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee or the Security Registrar definitive Securities of that series in aggregate principal amount equal to the principal amount of such permanent global Security executed by the Company. On or after the earliest date on which such interests may be so exchanged, in accordance with instructions given by the Company to the Trustee or the Security Registrar and the U.S. Depositary (which instructions shall be in writing), such permanent global Security shall be surrendered from time to time by the U.S. Depositary, or such other depositary or U.S. Depositary, as the case may be, as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, or to the Security Registrar, to be exchanged, in whole or in part, for definitive Securities of the same series without charge and the Trustee shall authenticate and make available for delivery in accordance with such instructions, in exchange for each portion of such permanent global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged which (unless the Securities of the series are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the permanent global Security shall be issuable only in the form in which the Securities are issuable, as specified as contemplated by Section 2.03(b)), shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, that no such exchanges may occur for a period of 15 days next preceding any selection of Securities of that series and of like tenor for redemption; and provided further, that no Bearer Security delivered in exchange for a portion of a permanent global security shall be mailed or otherwise delivered to any location in the United States or its Possessions. Promptly following any such exchange in part, such permanent global Security should be returned by the Trustee or the Security Registrar to the U.S. Depositary, or such other depositary or U.S. Depositary referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any record date and before the opening of business at such office or agency on the relevant interest payment date, or (ii) any special record date and before the opening of business at such office or agency on the related proposed date for payment of defaulted interest as provided in Section 2.05, interest or defaulted interest, as the case may be, will not be payable on such interest payment date or proposed date for payment, as the case may be, in respect of such Registered Security, but will be payable on such interest payment date or proposed date for payment, as the case may be, only to the person to whom interest in respect of such portion of such permanent global Security is payable in accordance with the provisions of this Indenture.

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SECTION 2.08. Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall, upon Company Order, authenticate and make available for delivery, temporary Securities of such series (typewritten, printed, lithographed or otherwise produced). Such temporary Securities, in any authorized denominations, shall be substantially in the form of the definitive Securities in lieu of which they are issued, in registered form or, if authorized, in bearer form with one or more or without coupons, in the form approved from time to time by or pursuant to a Board Resolution but with such omissions, insertions, substitutions and other variations as may be appropriate for temporary Securities, all as may be determined by the Company, but not inconsistent with the terms of this Indenture or any provision of applicable law. In the case of any series issuable as Bearer Securities, such temporary Securities shall be delivered only in compliance with the conditions set forth in Section 2.06 and may be in global form.

Except in the case of temporary Securities in global form (which shall be exchanged as hereinafter provided), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company maintained pursuant to Section 4.02 in a Place of Payment for such series for the purpose of exchanges of Securities of such series, without charge to the holder. Upon surrender for cancellation of any one or more temporary Securities of any series (accompanied by any unmatured coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like aggregate principal amount of definitive Securities of the same series and of like tenor of authorized denominations; provided, that, except as otherwise expressly provided by the Company as contemplated in Section 2.07(b), no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided further, however, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 2.06.

Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security of a series (the “Exchange Date”), the Company shall deliver to the Trustee definitive Securities of that series, in aggregate principal amount equal to the principal amount of such temporary global Security, executed by the Company. On or after the Exchange Date such temporary global Security shall be presented and surrendered by the U.S. Depositary to the Trustee, as the Company’s agent for such purpose, or to the Security Registrar, to be exchanged, in whole or from time to time in part, for definitive Securities of such series without charge, and the Trustee shall authenticate and make available for delivery, in exchange for each portion of such temporary global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged.

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Every temporary Security shall be executed by the Company and shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

SECTION 2.09. Mutilated, Destroyed, Lost or Stolen Securities and Coupons

If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security and/or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon; provided, that principal of (and premium, if any, on) and any interest on Bearer Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States and its Possessions.

Upon the issuance of any new Security under this Section, the Company and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with any coupons appertaining thereto, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security and any coupons appertaining thereto, or the destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

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The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

SECTION 2.10. Cancellation.

All Securities surrendered for payment, redemption, exchange or registration of transfer or for credit against any sinking fund payment, as the case may be, and any coupons surrendered for payment, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be held by the Trustee, and upon instruction by a Company Order, shall be cancelled or held for reissuance. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Securities. The Company may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section except as expressly provided by this Indenture. Any cancelled Securities and coupons held by the Trustee shall be delivered to the Company or disposed of (including by destruction of such Securities in accordance with the Trustee’s customary procedures) as directed by the Company. Upon written request in the form of a Company Order, the Company may direct the Trustee to deliver a certificate of such disposal or destruction to the Company.

SECTION 2.11. Book Entry Only System.

If specified by the Company pursuant to Section 2.03(b) with respect to Securities represented by a Security in global form, a series of Securities may be issued initially in book-entry only form and, if issued in such form, shall be represented by one or more Securities in global form registered in the name of the U.S. Depositary or other depositary designated with respect thereto. So long as such system of registration is in effect, (a) Securities of such series so issued in book-entry only form will not be issuable in the form of or exchangeable for Securities in certificated or definitive registered form, (b) the records of the U.S. Depositary or such other depositary will be determinative for all purposes and (c) neither the Company, the Trustee nor any paying agent, Security Registrar or transfer agent for such Securities will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of owners of beneficial interests in the Securities of such series, (ii) maintaining, supervising or reviewing any records relating to such beneficial interests, (iii) receipt of notices, voting and requesting or directing the Trustee to take, or not to take, or consenting to, certain actions hereunder, or (iv) the records and procedures of the U.S. Depositary, or such other depositary, as the case may be.

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ARTICLE 3
REDEMPTION OF SECURITIES

SECTION 3.01. Redemption of Securities, Applicability of Section.

Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with the terms of such Securities as specified pursuant to Section 2.03 hereof and this Article; provided, that if any provision of any series of Securities shall conflict with any provision of this Section, the provision of such series of Securities shall govern.

SECTION 3.02. Notice of Redemption, Selection of Securities.

In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of a series of Securities pursuant to Section 3.01, it shall fix a date for redemption. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company, or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Company or the Trustee, as the case may be, shall give notice of such redemption, in the manner and to the extent set forth in Section 15.04, on that date prior to the date fixed for a redemption to the holders of such Securities so to be redeemed, as a whole or in part, (a) as set forth in a Board Resolution, as described in Section 2.03, or (b) as determined by the Chief Executive Officer, the Chief Financial Officer or one of the Vice Presidents of the Company (each, an “Authorized Officer”) and evidenced by the preparation of an offering document or an Officer’s Certificate specifying the period of notice of such redemption. If the Board Resolutions or an Authorized Officer do not specify a period of notice of such redemption, the Company or the Trustee, as the case may be, shall give notice of such redemption, in the manner and to the extent set forth in Section 15.04, at least 10 Business Days and not more than 60 calendar days prior to the date fixed for a redemption to the holders of such Securities so to be redeemed as a whole or in part. Notice given in such manner shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any such Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other such Security. If the Company requests the Trustee to give any notice of redemption, it shall make such request at least 10 days prior to the designated date for delivering such notice, unless a shorter period is satisfactory to the Trustee.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the CUSIP numbers of such Securities, the Place of Payment where such Securities, together, in the case of Bearer Securities, with all coupons appertaining thereto, if any, maturing after the date of redemption, are to be surrendered for payment of the redemption prices, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in the notice, and that on and after the date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of a series is to be redeemed, the notice of redemption shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Security, a new Security or Securities of the same series in principal amount equal to the unredeemed portion thereof will be issued.

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On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. If less than all of a series of Securities is to be redeemed, the Company will give the Trustee adequate written notice at least 15 days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such other manner is it shall deem appropriate and fair, not more than 60 days prior to the date of redemption, the numbers of such Securities Outstanding not previously called for redemption, to be redeemed in whole or in part; provided, that, in the case of Registered Securities, such selection shall be made in accordance with the applicable procedures of the U.S. Depositary. The portion of principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof. The Trustee shall promptly notify the Company of the Securities to be redeemed. If, however, less than all the Securities of a series having differing issue dates, interest rates and stated maturities are to be redeemed, the Company in its sole discretion shall select the particular Securities of such series to be redeemed and shall notify the Trustee in writing at least 15 days prior to the relevant redemption date.

SECTION 3.03. Payment of Securities Called for Redemption.

If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with any interest accrued to the date fixed for redemption, and on and after that date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to that date) interest on such Securities or portions of Securities so called for redemption shall cease to accrue and the coupons, if any, for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. On presentation and surrender of such Securities subject to redemption at the Place of Payment and in the manner specified in such notice, together with all coupons, if any, appertaining thereto and maturing after the date specified in such notice for redemption, such Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that installments of interest on Bearer Securities whose stated maturity date is on or prior to the date of redemption shall be payable only at an office or agency located outside the United States and its Possessions (except as otherwise provided in Section 4.02) and, unless otherwise specified as contemplated by Section 2.03, only upon presentation and surrender of coupons for such interest; and provided further, that unless otherwise specified as contemplated by Section 2.03, installments of interest on Registered Securities whose stated maturity date is on or prior to the date of redemption shall be payable to the holders of such Registered Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 2.05.

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At the option of the Company, payment with respect to Registered Securities may be made by check to the holders of such Securities or other persons entitled thereto against presentation and surrender of such Securities.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the date of redemption, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security and/or indemnity as they may require to save each of them and any paying agent harmless. If thereafter the holder of such Security shall surrender to the Trustee or any paying agent any such missing coupon in respect of which a deduction shall have been made from the redemption price, such holder shall be entitled to receive the amount so deducted; provided, that interest represented by coupons shall be payable only at an office or agency located outside the United States and its Possessions (except as otherwise provided in Section 4.02) and, unless otherwise specified as contemplated by Section 2.03, only upon presentation and surrender of those coupons.

Any Security (including any coupons appertaining thereto) that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing), and upon such presentation, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the principal of the Security so presented. If a temporary global Security or permanent global Security is so surrendered, such new Security so issued shall be a new temporary global Security or permanent global Security, respectively.

SECTION 3.04. Redemption Suspended During Event of Default.

The Trustee shall not redeem any Securities (unless all Securities then outstanding are to be redeemed) or commence the giving of any notice of redemption of Securities during the continuance of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge or notice, except that where the giving of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem such Securities, provided funds are deposited with it for such purpose. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be held in trust for the benefit of the securityholders and applied in the manner set forth in Section 6.06; provided, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provisions of this Article.

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ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01. Payment of Principal, Premium and Interest.

The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any, on) and any interest on each of the Securities of a series at the place, at the respective times and in the manner provided in the terms of the Securities, any coupons appertaining thereto and this Indenture. Unless otherwise specified as contemplated by Section 2.03(b) with respect to any series of Securities, any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 4.02. Offices for Notices and Payments, etc.

If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (a) in the contiguous United States, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described below (and not otherwise), (b) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and its Possessions, an office or agency where Securities of that series and related coupons may be presented and surrendered for payment; provided, that if the Securities of that series are listed on The International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and its Possessions and such stock exchange shall so require, the Company will maintain a paying agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States and its Possessions, as the case may be, so long as the Securities of that series are listed on such exchange, and (c) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States and its Possessions, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served.

The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency as required, or shall fail to give such notice of the location or of any change in the location thereof, presentations and surrenders of Securities of that series may be made and notices and demands may be served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at any paying agent for such series located outside the United States and its Possessions.

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No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or its Possessions or by check mailed to any address in the United States or its Possessions or by transfer to any account maintained with a financial institution located in the United States or its Possessions; provided, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of (and premium, if any) and any interest on any Bearer Security shall be made at the office of the Company’s paying agent in the contiguous United States, if (but only if) payment in Dollars of the full amount of such principal, premium, interest or Additional Amounts, as the case may be, at all offices or agencies outside the United States and its Possessions maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee and the holders of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Corporate Trust Office as the office of the Company in the contiguous United States where Registered Securities may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served; provided that the Corporate Trust Office shall not be an office or agency of the Company for the service of legal process against the Company.

SECTION 4.03. Provisions as to Paying Agent.

(a) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(1) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any, on) or any interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided and will notify the Trustee of the receipt of sums to be so held;

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(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any, on) or any interest on the Securities of such series when the same shall be due and payable; and

(3) that at any time when any such failure has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or any interest on the Securities of any series, set aside, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay such principal (and premium, if any) or any interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided. The Company will promptly notify the Trustee of any failure to take such action.

(c) Whenever the Company shall have one or more paying agents with respect to a series of Securities, it will, on or prior to each due date of the principal of (and premium, if any, on) or any interest on, any Securities, deposit with a paying agent a sum sufficient to pay the principal (and premium, if any) or any interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(d) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained, and upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 12.03 and Section 12.04.

(f)  In acting hereunder and in connection with the Notes, the Paying Agent and Security Registrar shall act solely as an agent of the Company, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

SECTION 4.04. Statement as to Compliance.

The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, commencing with the fiscal year ending in the year during which the first series of Securities is issued hereunder (but in no event more than one year from the issuance of the first series hereunder), a written statement signed by the Chief Executive Officer or other principal executive officer, principal financial officer or principal accounting officer of the Company, stating that:

(a) a review of the activities of the Company during such year and of performance under this Indenture has been made under his or her supervision; and

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(b) to the best of his or her knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

SECTION 4.05. Corporate Existence.

Subject to the provisions of Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence and rights (charter and statutory) and franchises of its Subsidiaries; provided, that the Company shall not be required to, or to cause any Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any Subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in or consistent with the conduct of the business of the Company.

SECTION 4.06. Waiver of Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth herein if before or after the time for such compliance the holders of a majority in principal amount of the Securities of all series affected thereby then Outstanding shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE 5
SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01. Securityholder Lists.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee as the Trustee may request in writing, a list, in such form and as of such date as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of Registered Securities of a particular series specified by the Trustee; provided, that if and so long as the Trustee shall be the Security Registrar with respect to such series, such list shall not be required to be furnished.

SECTION 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

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(b) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other securityholders with respect to their rights under this Indenture or under the Securities. The Company, the Trustee, the Security Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to the sending of any material pursuant to a request made pursuant to Section 312(b) of the Trust Indenture Act.

SECTION 5.03. Reports by the Company.

The Company covenants so long as Securities are Outstanding:

(a) to file with the Trustee, such annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, unless available on EDGAR, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 45 days after the same is filed with the Commission;

(b) to transmit by mail to all the holders of Registered Securities of each series, as the names and addresses of such holders appear on the registry books, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series pursuant to subsection (a) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

SECTION 5.04. Reports by the Trustee.

(a) Within 60 days after each anniversary following the date of this Indenture, so long as any Securities are outstanding hereunder and if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit by mail, first class postage prepared, to the securityholders, as their names appear upon the Security Register, a brief report which complies with Section 313(a) of the Trust Indenture Act, detailing certain events that occurred within the previous 12 months.

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(b) A copy of each such report shall, at the time of such transmission to securityholders, be filed by the Trustee with the Company, with each stock exchange upon which any Securities are listed (if so listed) and also with the Commission. The Company agrees to notify the Trustee when any Securities become listed on any stock exchange.

ARTICLE 6
REMEDIES

SECTION 6.01. Events of Default; Acceleration of Maturity.

In case one or more of the following Events of Default with respect to a particular series shall have occurred and be continuing:

(a) default in (i) the payment of the principal of (or premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) any payment required by any sinking or analogous fund established with respect to that series;

(b) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 90 days;

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the Securities or in this Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities of that series at the time Outstanding;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or the Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or any Material Subsidiary or for any substantial part of their respective property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) the Company or the Material Subsidiary shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of a decree or order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or the Material Subsidiary or for any substantial part of their respective property, or shall make any general assignment for the benefit of creditors; or

(f) any other Event of Default provided with respect to Securities of that series;

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then, if an Event of Default described in clause (a), (b), (c), or (f) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Securities of that series then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding; or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) shall be automatically deemed immediately due and payable.

SECTION 6.02. Rescission and Annulment

The provisions in Section 6.01 are subject to the condition that if, at any time after the principal of the Securities of any one or more of all series, as the case may be, shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series or of all the Securities, as the case may be, and the principal of (and premium, if any, on) all Securities of such series or of all the Securities, as the case may be (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities of such series or all Securities, as the case may be (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct, and any and all defaults under the Indenture, other than the non-payment of the principal of Securities that has become due by acceleration, shall have been remedied; then and in every such case the holders of a majority in aggregate principal amount of the Securities of such series (or of all the Securities, as the case may be) then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series or with respect to all Securities, as the case may be in such case, treated as a single class and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

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In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the securityholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the securityholders, as the case may be, shall continue as though no such proceedings had been taken.

SECTION 6.03. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 90 days,

(b) default is made in the payment of the principal or premium, if any, of any Security at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise, or

(c) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Securities and any coupons appertaining thereto, the whole amount that shall have become due and payable on such Securities and coupons for principal or premium, if any, and interest, with interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

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SECTION 6.04. Trustee May File Proofs of Claim.

In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal and premium, if any, and any interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the holders of Securities and coupons allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each holder of Securities and coupons to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders of Securities and coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Securities and coupons may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the holder of a Security or a coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or coupons or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of a Security or a coupon in any such proceeding.

SECTION 6.05. Trustee May Enforce Claims Without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Securities and coupons in respect of which such judgment has been recovered.

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SECTION 6.06. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or any interest, upon presentation of the Securities or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: To the payment of all Senior Indebtedness of the Company if and to the extent required by Article 16;

THIRD: To the payment of the amounts then due and unpaid upon the Securities for principal of and premium, if any, and any interest on the Securities and coupons, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons, for principal and any interest, respectively; and

FOURTH: To the Company or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

SECTION 6.07. Limitation on Suits.

No holder of any Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such holder or holders have offered to the Trustee security and/or indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of security and/or indemnity has failed to institute any such proceedings; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more such holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such holders of Securities or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such holders of Securities.

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SECTION 6.08. Unconditional Right of Securityholders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 2.05 and Section 3.02) any interest on such Security or payment of such coupon on the respective stated maturities expressed in such Security or coupon (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such holder.

SECTION 6.09. Restoration of Rights and Remedies.

If the Trustee or any holder of a Security or coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case the Company, the Trustee and the holders of Securities and coupons shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the holders shall continue as though no such proceeding has been instituted.

SECTION 6.10. Rights and Remedies Cumulative.

Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the holders of Securities or coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder of any Security or coupon to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Securities or coupons may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Securities or coupons, as the case may be.

SECTION 6.12. Control by Securityholders.

The holders of a majority in principal amount of Outstanding Securities of each series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any statute, rule of law or with this Indenture;

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(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) the Trustee need not take any action which it in good faith determines might involve it in personal liability or be unjustly prejudicial to the securityholders not consenting (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such consent is unduly prejudicial to any securityholder).

Upon receipt by the Trustee of any such direction with respect to Securities of a series all or part of which is represented by a temporary global Security or a permanent global Security, the Trustee shall establish a record date for determining holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be at the close of business on the day the Trustee receives such direction. The holders on such record date, or their duly designated proxies, and only such persons, shall be entitled to join in such direction, whether or not such holders remain holders after such record date, provided that, unless such majority in principal amount shall have been obtained prior to the day which is 90 days after such record date, such direction shall automatically and without further action by any holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a holder, or a proxy of a holder, from giving, after expiration of such 90-day period, a new direction identical to a direction which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 6.12.

SECTION 6.13. Waiver of Past Defaults.

The holders of a majority in principal amount of the Securities of each series at the time Outstanding may, on behalf of the holders of all the Securities of that series and any coupons appertaining thereto, waive any past default hereunder and its consequences, except a default:

(a) in the payment of the principal of, premium, if any, or any interest on any Security;

(b) described in clauses (d) or (e) of Section 6.01; or

(c) in respect of a covenant or provision hereof that pursuant to Article 10 cannot be modified or amended without the consent of the holder of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14. Undertaking for Costs.

All parties to this Indenture agree, and each holder of any Security or coupon by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any holder of any Securities or coupons for the enforcement of the payment of the principal of, premium, if any, or any interest on any Security or the payment of any coupon on or after the respective stated maturities expressed in such Security or coupon (or, in the case of redemption, on or after the redemption date, except, in the case of a partial redemption, with respect to the portion not so redeemed).

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SECTION 6.15. Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
CONCERNING THE TRUSTEE

SECTION 7.01. Duties and Responsibilities of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default of a particular series and after the curing of all Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(b) In case an Event of Default with respect to a particular series has occurred (which has not been cured), the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

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(1) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to such series which may have occurred, the duties and obligations of the Trustee with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Securities pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d) No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security and/or indemnity against such risk or liability is not assured to it.

(e) the Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the Trust Indenture Act.

(h) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders pursuant to this Indenture, unless such holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

(i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee will not be liable in its individual capacity for the obligations evidenced by the Securities.

SECTION 7.02. Reliance on Documents, Opinions, etc.

Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company; and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may rely upon an Officer’s Certificate or an Opinion of Counsel or both, and the Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in reliance on such Officer’s Certificate or such Opinion of Counsel;

(c) the Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel and shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of any Securities pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction;

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(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may act or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee (i) with respect to an Event of Default under Section 6.01 hereof, has actual knowledge thereof, or (ii) otherwise, unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities, the Company and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(j) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee;

(l) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company;

(m) the Trustee will not have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the U.S. Depositary (including the delivery of notices, or the making of payments, through the facilities of the U.S. Depositary) and may conclusively rely, without investigation, on any information provided by the U.S. Depositary; and

(n) the Trustee will not be required to give any bond or surety in respect of the execution of the trusts, powers, and duties under this Indenture.

SECTION 7.03. No Responsibility for Recitals, etc.

The recitals contained herein and in the Securities, other than the Trustee’s certificate of authentication, and in any coupons shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or coupons, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 7.04. Ownership of Securities.

The Trustee, any authenticating agent, any paying agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons with the same rights it would have if it were not Trustee, authenticating agent, paying agent, Security Registrar or such other agent of the Company or of the Trustee.

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SECTION 7.05. Moneys to be Held in Trust.

Subject to the provisions of Section 12.04 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 7.06. Compensation, Expense and Indemnity of Trustee.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee forthwith upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel, agents, accounts, experts and of all persons not regularly in its employ). If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make and to be reimbursed for, advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee, its officers, directors, employees, agents, successors and assigns (the “Indemnified Parties”) for, and to hold it harmless against, any and all loss, damage, claims, liability or expense, including taxes (other than taxes based upon, measured or determined by, the income of the Trustee) incurred without negligence or willful misconduct on the part of the Indemnified Party, as determined by a final non-appealable judgment by a court of competent jurisdiction, arising out of or in connection with the acceptance or administration of this trust or performance under this Indenture, including the costs and expenses of defending itself against any claim of liability, taxes incurred by the Trustee and enforcing the provisions of this Section 7.06. The obligations of the Company under this Section shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

To secure the Company’s obligations under this Section, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest, if any, on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

The Company’s obligations under this Section 7.06 shall survive satisfaction and discharge of the Indenture, payment of the Securities and any resignation or removal of the Trustee hereunder.

The provisions of this Section 7.06 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

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SECTION 7.07. Officer’s Certificate as Evidence

Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Disqualifications; Conflicting Interest of Trustee.

If the Trustee has or shall acquire any “conflicting interest” within the meaning of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 7.09. Eligibility of Trustee.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by federal, state, territorial or District of Columbia authority, (c) shall have at all times a combined capital and surplus of not less than $50,000,000 and (d) shall not be the Company or any person directly or indirectly controlling, controlled by or under common control with the Company. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee, the Company or holders of the Securities may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, as specified in Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any securityholder who has been a bona fide holder of a Security or Securities of such series for at least six months,

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

(3) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any securityholder of such series who has been a bona fide holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Securities of all series (voting as one class) at the time Outstanding may at any time remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to the Securities of all series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11. Acceptance by Successor Trustee.

Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the predecessor trustee. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee, including the initial Trustee, ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

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In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver a supplemental indenture which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of this Article 7.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all holders of Securities of any applicable series as the names and addresses of such holders shall appear on the registry books. If the Company fails to mail such notice in the prescribed manner within 10 days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Company.

SECTION 7.12. Successor by Merger, etc.

Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be qualified and eligible under the provisions of this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13. Limitations on Rights of Trustee as Creditor.

The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

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SECTION 7.14. Notice of Default.

Within 90 days after the occurrence of any Default on a series of Securities hereunder, the Trustee shall transmit to all securityholders of that series, in the manner and to the extent provided in Section 15.04, notice of such default hereunder known to a Responsible Officer of the Trustee; provided, that except in the case of a default in the payment of the principal of or interest on any Security or on the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the securityholders; and provided, further, that in the case of any default of the character specified in clause (c) of Section 6.01 no such notice to securityholders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 7.15. Appointment of Authenticating Agent.

The Trustee may appoint an authenticating agent or agents (which may be an affiliate or affiliates of the Company) with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.09, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers or to otherwise act as authenticating agent, (b) is subject to supervision or examination by federal, state, territorial or District of Columbia authority, and (c) shall have at all times a combined capital and surplus of not less than $50,000,000. If such authenticating agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such authenticating agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section, such authenticating agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other entity into which an authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which such authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate agency or corporate trust business of such authenticating agent, shall continue to be an authenticating agent, provided such corporation or other entity shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

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An authenticating agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an authenticating agent by giving written notice thereof to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such authenticating agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor authenticating agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all holders of Securities in the manner and to the extent provided in Section 15.04. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section.

If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. Bank Trust Company, National Association,
as Trustee
By:
Authorized Signatory

If all of the Securities of a series may not be originally issued at one time, and the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing, shall appoint in accordance with this Section an authenticating agent (which, if so requested by the Company, shall be such affiliate of the Company) having an office in a Place of Payment designated by the Company with respect to such series of Securities, provided that the terms and conditions of such appointment are acceptable to the Trustee.

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ARTICLE 8
CONCERNING THE SECURITYHOLDERS

SECTION 8.01. Action by Securityholders.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any authorization, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent or proxy appointed in writing, (b) if Securities of a series are issuable as Bearer Securities, by the record of the holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of securityholders of such series duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of securityholders.

In determining whether the holders of a specified percentage in aggregate principal amount of the Securities of any or all series have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such of such action is evidenced to the Trustee, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 2.03(b) hereof, of the principal amount of such Security.

SECTION 8.02. Proof of Execution by Securityholders.

Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy, or of the holding by any person of a Security, shall be sufficient and conclusive in favor of the Trustee and the Company if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The principal amount and serial numbers of Registered Securities held by any person, and the date of holding the same, shall be proved by the Security Register. The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, (2) such Bearer Security is produced to the Trustee by some other person, (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may also be provided in any other manner which the Trustee deems sufficient.

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The record of any securityholders’ meeting shall be proved in the manner provided in Section 9.06.

SECTION 8.03. Who Are Deemed Absolute Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Registered Security shall be registered upon the Security Register to be, and may treat him as, the absolute owner of such Registered Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any) and, subject to the provisions of Section 2.05, any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his or her order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or of the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any temporary or permanent global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or of the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a U.S. Depositary, or impair, as between a U.S. Depositary and holders of beneficial interests in any temporary or permanent global Security, as the case may be, the operation of customary practices governing the exercise of the rights of the U.S. Depositary as holder of such temporary or permanent global Security.

SECTION 8.04. Company-Owned Securities Disregarded.

In determining whether the holders of the required aggregate principal amount of Securities have provided any request, demand, authorization, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee.

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SECTION 8.05. Revocation of Consents; Future Securityholders Bound.

At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security, the identifying number of which is shown by the evidence to be included in the Securities the holders of which have consented to such action, may, by filing written notice with the Trustee at its corporate trust office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Security issued upon registration of transfer of or in exchange or substitution therefor in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

SECTION 8.06. Record Date.

The Company may, but shall not be obligated to, set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under this Indenture authorized or permitted by Section 6.12 and Section 6.13 or otherwise under this Indenture. Such record date shall be the later of (i) the date 20 days prior to the first solicitation of such consent or vote or other action and (ii) the date of the most recent list of holders of such Securities delivered to the Corporate Trust Office of the Trustee pursuant to Section 5.01 prior to such solicitation. If such a record date is fixed, those persons who were holders of such Securities at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the Outstanding Securities shall be computed as of such record date.

ARTICLE 9
SECURITYHOLDERS’ MEETINGS

SECTION 9.01. Purposes of Meeting.

A meeting of holders of any or all series of Securities may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by securityholders pursuant to any of the provisions of Article 6;

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(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or supplemental indentures pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02. Call of Meetings by Trustee.

The Trustee may at any time call a meeting of securityholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in New York, New York or Wilmington, Delaware as the Trustee shall determine. Notice of every meeting of the securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in the manner provided in Section 15.04 not less than 20 nor more than 180 days prior to the date fixed for the meeting.

SECTION 9.03. Call of Meetings by Company or Securityholders.

In case at any time the Company, pursuant to a Board Resolution, or the holders of at least 10% in aggregate principal amount of the Securities of any or all series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of securityholders of any or all series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have provided notice of such meeting in the manner provided in Section 15.04 within 30 days after receipt of such request, then the Company or the holders of such Securities in the amount above specified may determine the time and the place in New York, New York or Wilmington, Delaware for such meeting and may call such meeting by giving notice thereof as provided in Section 9.02.

SECTION 9.04. Qualifications for Voting.

To be entitled to vote at any meeting of securityholders a person shall be a holder of one or more Securities of such series Outstanding with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder or holders. The only persons who shall be entitled to be present or to speak at any meeting of the securityholders of any series shall be the persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

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SECTION 9.05. Regulations.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of securityholders of a series, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it deems fit. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Article 8 and the appointment of any proxy shall be proved in the manner specified in Article 8 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Article 8 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Article 8 or other proof.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by securityholders as provided in Section 9.03, in which case the Company or the securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 8.01 and Section 8.04, at any meeting each securityholder or proxy shall be entitled to one vote for each $1,000 (or the U.S. Dollar equivalent thereof in connection with Securities issued in a foreign currency or currency unit) Outstanding principal amount of Securities of such series held or represented by him or her; provided, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a securityholder or proxy. Any meeting of securityholders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time, and the meeting may be reconvened without further notice.

SECTION 9.06. Voting.

The vote upon any resolution submitted to any meeting of securityholders shall be by written ballot on which shall be subscribed the signatures of the securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of securityholders shall be prepared by the secretary of the meeting and there shall be attached to the record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that the notice was mailed as provided in Section 9.02. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

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ARTICLE 10
SUPPLEMENTAL INDENTURES

SECTION 10.01. Supplemental Indentures without Consent of Securityholders.

Without the consent of any holders of Securities or coupons, the Company, when authorized by or pursuant to Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, pursuant to Article 11 hereof, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company herein and in the Securities;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors shall consider to be for the protection of the holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

(c) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of Securities of any series or any related coupons in any material respect;

(d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

(e) to modify, eliminate or add to any of the provisions of this Indenture, provided that any such change or elimination (i) shall become effective only when there is no Security of any series Outstanding and created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Security Outstanding;

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(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture, provided such other provisions shall not adversely affect in any material respect the interests of the holders of the Securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts hereunder;

(g) to secure any series of Security;

(h) to add guarantors or permit any Person to guarantee the obligations under any series of Securities; and

(i) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11.

Upon the request of the Company and upon receipt by the Trustee of the documents described in Section 10.05, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 10.02. Supplemental Indentures with Consent of Holders.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or supplemental indentures (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities of such series and any related coupons under this Indenture; provided, that no such supplemental indenture shall (1) extend the fixed maturity of any Securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Security so affected, (2) reduce the aforesaid percentage of Securities, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Securities then Outstanding, (3) modify the subordination provisions in a manner adverse to the holders of such Securities, or (4) modify any of the above provisions.

Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, indemnities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

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It shall not be necessary for the consent of the securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Article 10, the Company shall provide notice, in the manner and to the extent provided in Section 15.04, setting forth in general terms the substance of such supplemental indenture, to all holders of Securities of each series so affected. Any failure of the Company so to provide such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures.

Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10 and subject to the provisions in any supplemental indenture relating to the prospective application of such instrument, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Securities theretofore or thereafter authenticated and delivered hereunder and of any coupons appertaining thereto shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Section 7.01 and Section 7.02, shall be entitled to receive and shall be fully protected in relying upon an Officer’s Certificate or an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article 10.

SECTION 10.04. Notation on Securities.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Securities of such series then Outstanding.

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SECTION 10.05. Trustee to Sign Supplemental Indentures, Etc.

The Trustee shall sign any indenture or supplemental indenture authorized pursuant to this Article 10 if the indenture or supplement indenture does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. If it does, the Trustee may, but need not sign it. In signing such indenture or supplemental indenture, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplement is authorized or permitted pursuant to this Indenture and that the conditions precedent have been satisfied.

ARTICLE 11
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01. Company May Consolidate, etc., on Certain Terms.

The Company covenants that it will not merge into or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (1) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any, on) and any interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, executed and delivered to the Trustee by such corporation, and (2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 11.02. Successor Corporation Substituted.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Securities which previously shall have been signed and delivered by the authorized officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution thereof.

In case of any such consolidation, merger, sale or conveyance such changes in phrasing and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 11.03. Opinion of Counsel and Officer’s Certificate to be Given Trustee.

The Trustee shall receive an Opinion of Counsel and Officer’s Certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

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ARTICLE 12
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 12.01. Discharge of Indenture.

If at any time

(a) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 2.07, (ii) Securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.09, (iii) coupons appertaining to Securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 3.03, and (iv) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03), or

(b) all such Securities of such series and, in the case of (a)(i) or (a)(ii) above, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) shall have become due and payable, (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company in the case of (a)(i) or (a)(iii) above shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 12.04) sufficient to pay at maturity or upon redemption all Securities of such series and coupons not therefore delivered to the Trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Securities of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 15.05, shall execute such instruments reasonably requested by the Company acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably incurred by the Trustee in connection with this Indenture or the Securities of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series or of all series, the obligations of the Company to the Trustee under Section 7.06 shall survive.

The Company will deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel which together shall state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 12.02. Deposited Moneys to be Held in Trust by Trustee.

Subject to the provisions of Sections 12.03 and 12.04, all moneys deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the persons entitled thereto, of all sums due and to become due thereon for principal and interest (and premium, if any) for which payment of such money has been deposited with the Trustee.

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SECTION 12.03. Paying Agent to Repay Moneys Held.

In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series and the payment of all amounts due to the Trustee under Section 7.06, all moneys with respect to such Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 12.04. Return of Unclaimed Moneys.

Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal (and premium, if any, on) or interest shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand, and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for any payment which such holder may be entitled to collect and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 13
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 13.01. Indenture and Securities Solely Corporate Obligations.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security or coupon, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities or coupons by the holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE 14
DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14.01. Applicability of Article.

Unless, as specified pursuant to Section 2.03(b), provision is made that either or both of (a) defeasance of the Securities of a series under Section 14.02 and (b) covenant defeasance of the Securities of a series under Section 14.03 shall not apply to the Securities of a series, then the provisions of such Section 14.02 and Section 14.03, together with Section 14.04 and Section 14.05, shall be applicable to the Outstanding Securities of all series upon compliance with the conditions set forth below in this Article 14.

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SECTION 14.02. Defeasance and Discharge.

Subject to Section 14.05, the Company may cause itself to be discharged from its obligations with respect to the Outstanding Securities of any series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments of the principal of and any premium and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Section 2.07, Section 2.08, Section 2.09, Section 4.02 and Section 4.03 and such obligations as shall be ancillary thereto, (c) the rights, powers, trusts, duties, immunities and other provisions in respect of the Trustee hereunder, and (d) this Article 14. Subject to compliance with this Article 14, defeasance with respect to Securities of a series by the Company is permitted under this Section 14.02 notwithstanding the prior exercise of its rights under Section 14.03 with respect to the Securities of such series. Following a defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default.

SECTION 14.03. Covenant Defeasance.

The Company may cause itself to be released from its obligations under any Sections applicable to Securities of a series that are determined pursuant to Section 2.03(b) to be subject to this provision with respect to the Outstanding Securities of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, “covenant defeasance”). For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 14.04. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 14.02 or Section 14.03 to the Outstanding Securities of such series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of such Securities, (i) money in an amount, (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (1) the principal of and any premium and interest on the Outstanding Securities of such series to maturity or redemption, as the case may be, and (2) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the due dates thereof. Before such a deposit the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date or dates in accordance with Article 3 which shall be given effect in applying the foregoing. For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

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(b) No Default, or event that after notice or lapse of time, or both, would become a Default with respect to the Securities of such series, shall have happened and be continuing (i) on the date of such deposit or (ii) insofar as Section 6.01(d) and Section 6.01(e) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (b) is a condition subsequent and shall not be deemed satisfied until the expiration of such period);

(c) Such defeasance or covenant defeasance shall not (i) cause the Trustee for the Securities of such series to have a “conflicting interest” as defined in Section 310(b) of the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(e) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

(f) In the case of a defeasance under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

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(g) In the case of covenant defeasance under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(h) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 2.03(b); and

(i) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent and subsequent provided for in this Indenture relating to either the defeasance under Section 14.02 or the covenant defeasance under Section 14.03, as the case may be, have been complied with.

SECTION 14.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 14.04 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (but not including the Company acting as its own paying agent) as the Trustee may determine, to the holders of such Securities of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof.

Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

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Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Trustee in accordance with this Section because of a court order or by operation of Article 16 or (ii) are for any reason insufficient in amount, then the Company’s obligations to pay principal of and any premium and interest on the Securities of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any such case, the Company’s interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Company’s payment obligations are reinstated.

ARTICLE 15
MISCELLANEOUS PROVISIONS

SECTION 15.01. Benefits of Indenture Restricted to Parties and Securityholders.

Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and assigns and the holders of the Securities (and, with respect to the provisions of Article 16, the holders of Senior Indebtedness), any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and assigns and the holders of the Securities (and, with respect to the provisions of Article 16, the holders of Senior Indebtedness).

SECTION 15.02. Provisions Binding on Company’s Successors.

All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 15.03. Addresses for Notices, etc., to Company and Trustee.

Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by postage prepaid first class mail addressed (until another address is filed by the Company with the Trustee), as follows: WSFS Financial Corporation, 500 Delaware Avenue, Wilmington, Delaware 19801, Attn: Chief Financial Officer. Any notice, direction, request or demand by any securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee as set forth in Section 4.02.

Any notice or communication to a holder of a Security shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act § 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a holder of a Security or any defect in such notice shall not affect its sufficiency with respect to other holders of Securities; provided, however, that a notice or communication to a holder of a Global Security will instead be sent pursuant to the applicable procedures of the U.S. Depositary (in which case, such notice will be deemed to be duly sent or given in writing).

If a notice or communication is mailed in the manner set forth above within the time prescribed, such notice or communication shall be deemed to be duly given whether or not the addressee receives it.

If the Company mails a notice or communication to holders of Securities, it shall mail a copy to the Trustee and each agent at the same time.

Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee in any of its capacities hereunder must be in writing and will be deemed to have been given upon actual receipt by the Trustee. The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Any person that uses electronic signatures or electronic methods to send communications to the Trustee assumes all risks arising out of such use, including the risk of the Trustee acting on an unauthorized communication and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in this paragraph, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.

SECTION 15.04. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice of holders of Securities of any event,

(a) such notice shall be sufficiently given to holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each holder of a Registered Security affected by such event, at the address of such holder as it appears in the Security Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice; and

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(b) such notice shall be sufficiently given to holders of Bearer Securities if published in an Authorized Newspaper in the Borough of Manhattan, the City of New York and in such other city or cities as may be specified in such Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

In any case where notice to holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a Registered Security shall affect the sufficiency of such notice with respect to other holders of Registered Securities or the sufficiency of any notice to holders of Bearer Securities given as provided herein.

Neither the failure to give notice by publication to holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice to holders of Registered Securities given as provided herein.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Notwithstanding anything in this Indenture to the contrary, where any notice is to be given to the holders of global Securities, notice shall be sufficient if given in accordance with the procedures of the U.S. Depositary.

SECTION 15.05. Evidence of Compliance with Conditions Precedent.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officer’s Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

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SECTION 15.06. Legal Holidays.

In any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Securities shall be a Saturday or Sunday or a legal holiday in New York, New York or Wilmington, Delaware or in such other place or places as the Company may designate pursuant to Section 4.02, or a day on which banking institutions in New York, New York or Wilmington, Delaware or in such other place or places are authorized by law or required by executive order to close, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

SECTION 15.07. Trust Indenture Act to Control.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 15.08. Execution in Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF will be deemed to be their original signatures for all purposes.

SECTION 15.09. Governing Law; Waiver of Jury Trial.

This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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SECTION 15.10. Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee, by its execution of this Indenture, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

SECTION 15.11. Interpretations.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 15.12. U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

SECTION 15.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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SECTION 15.14. Jurisdiction.

The Company and the Trustee agree that any suit, action or proceeding arising out of or based upon this Indenture or the Securities may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Trustee irrevocably waive, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture or the Securities, including such actions, suits or proceedings relating to securities laws of the United States or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company and the Trustee agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Trustee, as applicable, and may be enforced in any court to the jurisdiction of which the Company or the Trustee, as applicable, is subject by a suit upon such judgment.

ARTICLE 16
SUBORDINATION OF SECURITIES

SECTION 16.01. Securities Subordinate to Senior Indebtedness.

Except as otherwise provided in a supplemental indenture or pursuant to Section 2.03, the Company for itself, its successors and assigns, covenants and agrees, and each holder by accepting a Security likewise covenants and agrees, that the payment of the principal of, premium, if any, and interest, if any, on each and all of the indebtedness evidenced by the Securities is hereby expressly subordinated and junior in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of the holders of Senior Indebtedness. The provisions of this Article shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. Notwithstanding the foregoing, if a deposit is made pursuant to Section 14.02 or Section 14.03 with respect to any Securities (and provided all other conditions set out in Section 14.02 or 14.03, as applicable, shall have been satisfied with respect to such Securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any such rights arising under this Article 16. Notwithstanding anything in this Indenture to the contrary, the provisions of this Article 16 shall not apply to any amounts due to the Trustee under Section 7.06.

SECTION 16.02. Rights of Holders of Senior Indebtedness.

The holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of the principal thereof, premium, if any, and interest (including any accrued interest), if any, due thereof before the holders of any of the Securities are entitled to receive a payment on account of the principal of, premium, if any, or interest on the Securities if a default occurs for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness or any other default having occurred concerning any Senior Indebtedness, which permits the holder or holders of any Senior Indebtedness to accelerate the maturity of any Senior Indebtedness with notice or lapse of time, or both. Such an Event of Default must have continued beyond the period of grace, if any, provided for such Event of Default, and such Event of Default shall not have been cured or waived or shall not have ceased to exist.

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SECTION 16.03. Securities Subordinated to Prior Payment of all Senior Indebtedness on Dissolution Liquidation or Reorganization of Company.

Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings of the Company:

(a)	the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash or cash equivalents of the principal thereof, premium, if any, and interest (including any interest accrued on such Senior Indebtedness subsequent to the commencement of a bankruptcy, insolvency, receivership or similar proceeding), if any, due thereon before the holders of the Securities are entitled to receive any payment on account of the principal of, premium, if any, or interest, if any, on the Securities or any distribution of any assets or securities;
(b)	any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Securities or the Trustee would be entitled except for the provisions of this Article Sixteen, shall be paid by the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness;
(c)	in the event that notwithstanding the foregoing provisions of this Section 11.03, the Company shall make any payment to the Trustee on account of the principal of or premium, if any, or interest, if any, on the Securities, or on account of any sinking fund, or the holders of the Securities shall receive any such payment when such payment is prohibited by this Section 11.03 and before all amounts payable on, under or in connection with Senior Indebtedness are paid in full in cash or cash equivalents, then and in such event, such payment (subject to the provisions of Sections 11.06 and 11.07) shall be held by the Trustee or the holders of the Securities, as the case may be, in trust for the benefit of, and shall be paid over and delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

SECTION 16.04. Obligation of the Company Unconditional.

Nothing contained in this Article Sixteen or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Securities the principal of, premium, if any, and interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Section 7.01, and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such liquidation, dissolution, winding up, or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

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Section 16.05. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

The Company shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment when due to or by the Trustee in respect of any Securities. The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled to assume conclusively that no such facts exist.

Section 16.06. Application by Trustee of Monies Deposited With It.

Anything in this Indenture to the contrary notwithstanding, any deposit of monies by the Company with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of or premium, if any, or interest, if any, on any Securities shall be subject to the provisions of Sections 16.01, 16.02 and 16.03 except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or the interest or premium, if any, on any Security) a Responsible Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 16.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 7.01, the Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

Section 16.07. Subordination Rights not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 16.08. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

Each holder of the Securities by its acceptance thereof authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Sixteen and appoints the Trustee its attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its Securities in the form required in said proceedings and cause said claim to be approved.

Section 16.09. Right of Trustee to Hold Senior Indebtedness.

The Trustee shall be entitled to all of the rights set forth in this Article Sixteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in Section 7.13 or elsewhere in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Nothing in this Article Sixteen shall apply to claims of, or payments to, the Trustee under or pursuant to this Indenture, including, without limitation, under Section 7.06.

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SECTION 16.10. Article Sixteen Not to Prevent Events of Default.

The failure to make a payment on account of principal, interest or sinking fund by reason of any provision in this Article Sixteen shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 16.11. Subrogation.

Subject to the payment in full of all amounts due in respect of Senior Indebtedness, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Debt Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article Sixteen, and no payment pursuant to the provisions of this Article Sixteen to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article Sixteen are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

SECTION 16.12. Reliance On Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee, subject to the provisions of Section 7.01, and the holders of the Securities shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

SECTION 16.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 16.14. Article Applicable to Paying Agents.

The term “Trustee” as used in this Article Sixteen shall (unless the context shall otherwise require) be construed as extending to and including each paying agent appointed by the Company and acting hereunder within its meaning as fully for all intents and purposes as if the paying agent were named in this Article Sixteen in addition to or in place of the Trustee; provided, however, that Sections 16.02 and 16.06 shall not apply to the Company or any affiliate of the Company if the Company or such affiliate acts as paying agent.

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IN WITNESS WHEREOF, WSFS FINANCIAL CORPORATION has caused this Indenture to be signed and acknowledged by its [Chief Executive Officer or its Chief Financial Officer]; and U.S. Bank Trust Company, National Association has caused this Indenture to be signed and acknowledged by one of its Responsible Officers, all as of the day and year first above written.

WSFS FINANCIAL CORPORATION

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
AS TRUSTEE
By:
Name:
Title:

EXHIBIT A
[FORM OF CERTIFICATION]

[FORM OF CERTIFICATE TO BE GIVEN BY PERSON ENTITLED TO RECEIVE (1) BEARER SECURITY, (2) SECURITY INITIALLY REPRESENTED BY A TEMPORARY GLOBAL SECURITY OR (3) INTEREST ON A TEMPORARY GLOBAL SECURITY] CERTIFICATE

[Insert title or sufficient description of Securities]

This is to certify that the above-captioned Securities are being acquired by or on behalf of (or for offer to resell or for resale to), and if this certificate is being delivered in connection with a payment of interest, were beneficially owned by or on behalf of (a) a person (other than a financial institution for purposes of resale during the restricted period) who is not a United States person; (b) a United States person (other than a financial institution for purposes of resale during the restricted period) who is (i) a foreign branch of a United States financial institution or (ii) a United States person acquiring such Securities through the foreign branch of a United States financial institution and who for purposes of this certification holds such Securities through such financial institution on the date hereof, and, in the case of either (i) or (ii), such United States financial institution has agreed, for the benefit of the Company, to comply with the requirements of Section 165(j)(3)(A), (b) or (c) of the Internal Revenue Code of 1986, as from time to time amended, and the regulations thereunder; or (c) a financial institution for purposes of resale during the restricted period and such financial institution has not acquired such Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its Possessions. If the undersigned is a clearing organization, the undersigned has obtained a similar certificate from its member organizations on which this certificate is based; provided, that if the undersigned has actual knowledge that the information contained in such a certificate is false (and, absent documentary evidence that the beneficial owner of such Security is not a United States person, it will be deemed to have actual knowledge that such certificate is false if it has a United States address for such beneficial owner, other than a financial institution described above), the undersigned will not deliver a Security in temporary or definitive bearer form to the person who signed such certificate notwithstanding the delivery of such certificate to the undersigned.

As used herein, “United States person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States and an estate or trust the income of which is subject to United States federal income taxation regardless of its source, “United States” means the United States of America (including the States and the District of Columbia), “Possessions” of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands, “restricted period” means the period described in Section 1.163-5(c)(2)(i)(D)(7) of the Treasury Regulations and “financial institution” means the persons described in Section 1.165-12(c)(1)(v) of the Treasury Regulations.

We undertake to advise you by [telex] if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Securities or on the interest payment date with respect to the above-captioned Securities, as the case may be, as to all of such Securities.

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We understand that this certificate may be required in connection with certain tax legislation in the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated: __________________, 20___
[To be dated on or after __________________, 20___
(the date determined as provided in the Indenture)]

[Name of Person Entitled to Receive Bearer Security or Interest]

(Authorized Signatory)
Name:
Title:

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